Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-178884, 333-178885, 333-178886, 333-178888, 333-178889, and 333-185333 on Form S-3 of our report dated March 31, 2014, relating to the financial statements of MetLife Investors Insurance Company (“MLI”) (which report expresses an unmodified opinion and includes an other matter paragraph related to MLI being a member of a controlled group), and our report dated April 2, 2014 (October 27, 2014 as to Note 1 related to the restatements and November 7, 2014 as to Note 14), relating to the financial statements of Exeter Reassurance Company, Ltd. (“Exeter”) (which report expresses an unmodified opinion and includes an emphasis of matter paragraph related to restatements of the statements of cash flows, and an other matters paragraph related to a change in Exeter’s presentation of insurance liabilities and to Exeter being a member of a controlled group), both appearing in the Current Report on Form 8-K of MetLife Insurance Company USA.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida

November 20, 2014